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                                                                     EXHIBIT 4.9

                          PLEDGE AND SECURITY AGREEMENT

     This PLEDGE AND SECURITY AGREEMENT is made as of this 19th day of October, 2004 (this "AGREEMENT"), by and between NORD RESOURCES CORPORATION, a Delaware corporation, with an office at 3048 N. Seven Dash Road, Dragoon, Arizona 85609 ("BORROWER"), and Regiment Capital III, L.P., a limited partnership organized under the laws of Delaware, with an office at 222 Berkeley Street, 12th Floor, Boston, Massachusetts 02116 ("LENDER").

     WHEREAS, Lender has made a loan in the aggregate principal amount of $2,750,000 (as amended, supplemented, refinanced, renewed, refunded or otherwise modified from time to time, the "LOAN") to Borrower represented by that certain promissory note, dated the date hereof, a copy of which is attached hereto as Exhibit A (as amended, supplemented or otherwise modified from time to time, the "NOTE"), pursuant to which Borrower has agreed, among other things, to make the full and punctual payment and performance when due of the obligations and liabilities of Borrower, whether direct or indirect, absolute or contingent, due or to become due, or existing now or prior to the date hereof or hereafter incurred, which may arise under, out of, or in connection the Note and any other agreements relating to the Loan (together with any and all other obligations arising under the Loan, the "OBLIGATIONS") and

     WHEREAS, Borrower is the owner and holder of certain stock certificates and membership, partnership, limited liability company and other ownership interests in the issuers set forth on Schedule A attached hereto and made a part hereof (the "UNDERLYING COMPANIES").

     NOW THEREFORE, in consideration of the mutual promises and representations contained herein and in the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below. All capitalized terms used herein, but not defined herein, shall haie the same meanings as set forth in the Note. Terms not defined herein or in the Note shall have the meanings ascribed to them, if any, under the Uniform Commercial Code of the Commonwealth of Massachusetts (the "CODE").

     "DEFAULT" means any Default as defined in the Note.

     "DIVIDENDS" means all dividends, distributions and other income or proceeds of the Pledged Interests whether received by Borrower or Lender.

     "LOAN DOCUMENTS" means the Note, this Agreement, the Security Agreement and any other documents, instruments or agreements of Borrower, referred to or contemplated herein or therein, as any of the forgoing may be from time to time amended and in effect.

     "PLEDGED INTERESTS" means the stock certificates, limited liability company certificates or other certificated equity interests and limited liability company, partnership, membership and other equity interests (adjusted for stock splits and stock dividends or otherwise) in the


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Underlying Companies set forth on Schedule A attached hereto, including any options, warrants or other rights to acquire the same, whether now existing or hereafter arising, now owned or hereafter acquired by Borrower, and wherever located, together with (a) after the occurrence of and during the continuance of a Default, all Dividends received by Borrower, (b) all other securities and monies received and held at any time hereunder by Lender or in which a security interest is granted hereunder, (c) all right, title and interest of Borrower in, to and under any and all organizational documents of the Underlying Companies, and (d) all Proceeds of the foregoing, including, without limitation, insurance proceeds.

     "PROCEEDS" means all "proceeds" as such term is defined in Section 9-102 of the Code.

     "SECURITY AGREEMENT" means that certain Security Agreement, dated as of the date hereof, executed by Borrower in favor of Lender, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "UNDERLYING COMPANIES" means, collectively, those entities named on Schedule A attached hereto under the column heading "Underlying Companies," as the same may be amended from time to time if consented to by the Lender during the term of this Agreement.

     2. Pledge and Grant of Security Interest Delivery.

          2.1 As security for the prompt and unconditional payment and performance of the Obligations, Borrower hereby pledges, grants, assigns and transfers to Lender a first priority security interest in and lien on the Pledged Interests. In furtherance of the foregoing, Borrower is simultaneously herewith delivering to Lender (i) the certificates representing the Pledged Interests, if any, (ii) an assignment of the Pledged Interests substantially in the form of Schedule B attached hereto, duly executed in blank by Borrower to be held by Lender upon the terms and conditions set forth in this Agreement and
(iii) a notice to be recorded in the records of the Underlying Companies, substantially in the form of Schedule C attached hereto, indicating the pledge of, security interest in and lien on the Pledged Interests granted pursuant to this Agreement. Borrower shall hereby acknowledge that Lender shall file UCC-1 financing statements relating to the Pledged Interests.

          2.2 Subject to the terms of Section 5.1 hereof, Lender may, in its sole discretion and at any time or times, after the occurrence and during the continuance of a Default, cause the Pledged Interests to be transferred into its own name or the name or names of its nominee or nominees or successor in interest on the books of the Underlying Companies, and Borrower hereby constitutes and appoints Lender, its employees, agents, successors and assigns to be the attorney-in- fact of Borrower to effect any such transfer. Borrower hereby grants Lender or any nominee of Lender the right to become a substitute limited partner or member of the Underlying Companies, as the case maybe, in the event Lender or any nominee of Lender forecloses upon or otherwise acquires any Pledged Interests or any other interest pledged by Borrower under this Agreement.

          2.3 Lender may, in its sole discretion and at any time or times after the occurrence and during the continuation of a Default, collect, receive and hold all Dividends, except as otherwise provided in the Loan Documents, and Borrower hereby constitutes and


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appoints Lender, its employees, agents, successors and assigns to be the attorney-in-fact of Borrower to take any and all steps necessary to effect such collection and receipt including, without limitation, endorsing checks or other negotiable instruments evidencing Dividends.

     3. Representations. Warranties, and Covenants of Borrower. Borrower hereby represents and warrants to Lender as of the date hereof and covenants, as appropriate, that:

          3.1 The Pledged Interests are not subject to any prior security interest, lien, charge or encumbrance, or to any agreement or agreements purporting to grant to any third party a pledge, security interest or other similar rights in the property or assets of Borrower which would include the Pledged Interests;

          3.2 Borrower has and has duly exercised all requisite power and authority to enter into this Agreement, to pledge and grant a security interest in and lien on the Pledged Interests and to carry out the transactions contemplated by this Agreement;

          3.3 The Pledged Interests represent all of the authorized, issued and outstanding certificates and limited liability company, membership, partnership and other equity interests, as the case maybe, of the Underlying Companies owned by Borrower and Borrower is and will be the sole legal and beneficial owner of such Pledged Interests during the existence of the Underlying Companies;

          3.4 All of the Pledged Interests have been duly and validly issued and the Pledged Interests are fully paid and non-assessable;

          3.5 Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests set forth on Schedule A attached hereto;

          3.6 Upon the filing of Code financing statements or other appropriate documents suitable for filing in all appropriate jurisdictions, the lien granted pursuant to this Agreement will constitute a valid, perfected first priority lien on and security interest in the Pledged Interests, enforceable as such against all creditors of Borrower and any Persons purporting to purchase any Pledged Interests from Borrower;

          3.7 The pledged stock certificates and limited liability company, partnership, membership and other equity interests, if any, in the Underlying Companies listed on Schedule A hereto are "certificated securities" as defined under Article 8 of the Code;

          3.8 The Pledged Interests (other than the pledged stock certificates and limited liability company, partnership, membership and other equity interests, if any, in the Underlying Companies which are "certificated securities" as defined under Article 8 of the Code) are "general intangibles" as defined under Article 9 of the Code;

          3.9 Borrower's correct name, principal place of business and the office where it keeps its records concerning the Pledged Interests is stated in the caption hereof. In the event of any change in Borrower's principal place of business, Borrower shall give Lender thirty (30) days' prior written notice of such change. Borrower will hold and preserve such records (in accordance with Borrower's usual document retention practices) and chattel paper and will


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permit representatives of Lender upon reasonable advance notice (except if a
Default has occurred and is continuing in which event no such notice shall be required) to have access to all premises of Borrower during normal business hours to inspect and make abstracts from such records. In any suit, proceeding or action brought by Lender against the Underlying Companies, Borrower shall save, indemnify and keep Lender harmless from and against all expenses, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction of liability whatsoever of the Underlying Companies thereunder, arising out of a breach by Borrower of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of Lender from Borrower, and all such obligations of Borrower shall be and shall remain enforceable against and only against Borrower and shall not be enforceable against Lender; and

          3.10 No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority, the Underlying Companies, or any affiliate or subsidiary of the Underlying Companies, that have not already been taken or made and which are in full force and effect, are required
(i) for the grant by Borrower of the security interest in and lien on the Pledged Interests granted hereby; (ii) the execution, delivery or performance of this Agreement by Borrower; or (iii) for the exercise by Lender of any of its rights or remedies hereunder.

          3.11 Borrower covenants and agrees with Lender that, from and after the date of this Agreement until the Obligations are paid in full, Borrower will:

          (a) if Borrower shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive any stock certificate, limited liability company certificate or other certificated equity interest, as applicable (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Pledged Interests, or otherwise in respect thereof, Borrower shall accept the same as Lender's agent, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly endorsed by the Borrower to Lender, if required, together with an undated stock power, membership, partnership or limited liability company interest power covering such certificate duly executed in blank and with, if Lender so requests, signature guaranteed, to be held by Lender hereunder as additional security for the Obligations. Any sums paid to Borrower upon or in respect of the Pledged Interests upon the liquidation or dissolution of any Underlying Company, and any distribution of capital made on or in respect of the Pledged Interests or any property distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of any Underlying Company or pursuant to the reorganization thereof, shall be used to immediately prepay the Loan. If any sums of money or property so paid or distributed to the Borrower in respect of Pledged Interests shall be received by Borrower, Borrower shall, until such money or property is paid or delivered to Lender in order to prepay the Loan, hold such money or property in trust for Lender, segregated from other funds of Borrower, as additional security for the Obligations;

          (b) pay, and save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may


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be payable or determined to be payable with respect to any of the Pledged
Interests or in connection with any of the transactions contemplated by this Agreement;

          (c) not (i) change its state of formation, (ii) change its name, identity or structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become misleading within the meaning of Section 9-506 of the Code, unless it shall have given Lender at least thirty (30) days prior written notice thereof, or (iii) otherwise fail to qualify as a "registered organization" (as defined in Section 9-102 of the Code) organized under the laws of the State of Delaware; and

          (d) promptly (and in any event within five (5) Business Days), upon obtaining ownership (by purchase, or exercise of any warrant, or option rights, or stock dividend or otherwise) of any additional stock, partnership, limited liability company, membership interests or other equity interests in an Underlying Company that is otherwise required to be pledged to Lender pursuant to any of the Loan Documents, which equity interests are not already Pledged Interests, deliver to Lender a Pledge Amendment, duly executed by Borrower, in substantially the form of Schedule D attached hereto (a "PLEDGE AMENDMENT") in respect of such additional equity interests in an Underlying Company pursuant to which Borrower shall pledge to Lender all of such additional equity interests. Borrower hereby authorizes Lender to attach each Pledge Amendment to this Agreement and agrees that all interests listed on any Pledge Amendment delivered to Lender shall for all purposes hereunder be considered Pledged Interests.

     4. Voting; Receipt of Dividends. Unless a Default shall have occurred and be continuing, Borrower shall be entitled to (a) vote any and all of the Pledged Interests and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would violate or be inconsistent with any of the terms of this Agreement, the other Loan Documents or any other document or instrument referred to in the Loan Documents or which would have the effect of impairing the position or interests of Lender and (b) receive and retain all Dividends. All such rights of Borrower to vote and to give consents, waivers and ratifications, and to receive and retain Dividends, shall cease upon the occurrence of, but only during the continuation of, a Default.

     5. Remedies Upon Default.

          5.1 After the occurrence and during the continuance of a Default, Lender shall be entitled to exercise all of its rights, powers and remedies (whether vested in it by this Agreement, the other Loan Documents or by law) for the protection and enforcement of its rights in respect of the Pledged Interests, and Lender shall be entitled, without limitation, to exercise the following rights (in addition to the rights and remedies of a secured party under the Code) which Borrower hereby agrees shall be commercially reasonable:

          (a) to vote all or any part of the Pledged Interests (whether or not transferred into the name of Lender) and give all consents, waivers and ratifications in respect of the Pledged Interests and otherwise act with respect thereto as though it were the outright owner thereof (Borrower hereby irrevocably constituting and appointing Lender, its employees, agents, successors and assigns the proxy and attorney-in-fact of Borrower, with full power of substitution to do the foregoing acts);


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          (b) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Interests, or any interest therein, at any public or private sale without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise, all of which are hereby waived by Borrower, for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Lender in its absolute discretion may determine, provided that at least five (5) days' prior notice of the time and place of any such sale shall be given to Borrower;

          (c) to ask, demand, collect, sue for, recover, compromise, receive and give acceptance and receipts for moneys due and to become due under or in respect of any of the Pledged Interests; receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith;

          (d) to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Pledged Interests, or otherwise to enforce the rights of Lender with respect to any of the Pledged Interests; and

          (e) to notify the Underlying Companies, at Borrower's expense, of the security interests of Lender under this Agreement and direct that payments of all amounts due or that become due in respect of the Pledged Interests therein be made directly to Lender or its designee.

          Notwithstanding any provision herein to the contrary, upon the occurrence of a Default, Lender may, at its option, at any time thereafter and without notice to Borrower, exercise any and all rights pursuant to the terms of the Loan Documents and shall receive the Proceeds of the Pledged Interests which shall be applied in accordance with Section 7 hereof.

          5.2 If any of the Pledged Interests are sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for the same and in such event Lender may resell such Pledged Interests. Lender may buy any part or all of the Pledged Interests at any public sale and if any part or all of the Pledged Interests are of a type customarily sold in a recognized market or are of the type which are the subject of widely-distributed standard price quotations, Lender may buy at a private sale and may make payment therefor by any means including, without limitation, cancellation of indebtedness secured thereby.

          5.3 Borrower recognizes that Lender may be unable to effect a public sale of some or all of the Pledged Interests by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or in other applicable laws, regulations, or agreements to which such Pledged Interests may be subject but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Borrower agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a "commercially reasonable" maimer within the meaning of Section 9-610(b) of the Code, provided that the notice specified in Section 5.1 hereof shall have been given to Borrower. Lender shall be under no obligation to delay a sale of any such Pledged Interests for the period of time necessary to permit the issuer of such securities


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to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

          5.4 At any sale of the Pledged Interests, unless prohibited by applicable law, Lender or any holder of the Obligations may bid for and purchase all or any part thereof so sold free from any such right or equity of redemption.

     6. Remedies Cumulative. Each right, power and remedy of Lender or any holder of the Obligations provided for in this Agreement, the other Loan Documents or in any of the other documents, instruments or agreements securing the Obligations or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Lender or any holder of the Obligations of any one or more of the rights, powers or remedies provided for in this Agreement, the other Loan Documents or in any such other document, instrument or agreement now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lender or any holder of the Obligations of all such other rights, powers or remedies, and no failure or delay on the part of Lender or any holder of the Obligations to exercise any such right, power or remedy shall operate as a waiver thereof.

     7. Application of Moneys by Lender. All moneys collected upon any sale by or on behalf of Lender of the Pledged Interests hereunder, together with all other moneys received by Lender hereunder, shall be applied as follows: (i) to the payment of all costs and expenses incurred by Lender in connection with such sale, the delivery of the Pledged Interests or the collection of any such moneys (including, without limitation, reasonable attorneys' fees and expenses); (ii) to satisfy the Obligations; and (iii) to Borrower to the extent of any surplus proceeds.

     8. Transfer By Borrower. Except as provided herein, Borrower will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge (except pursuant to this Agreement or as otherwise permitted by the Loan Documents) or otherwise encumber any of the Pledged Interests or any interest therein or consent to or approve the issuance of any additional stock certificates, partnership or membership interests in the Underlying Companies, or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such partnership or membership interests, or any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such stock certificates, partnership or membership interests.

     9. Borrower's Obligations Absolute. The obligations of Borrower under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the other Loan Documents, or any document, instrument or agreement referred to therein, or any assignment or transfer of the other Loan Documents or any such other document, instrument or agreement; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Loan Documents or any such other document, instrument or agreement; (c) any


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furnishing of any additional security to Lender or its assignees or any acceptance thereof or any release of any security by Lender or its assignees, including, without limitation, partial releases; (d) any limitation on any party's liability or obligations under the Loan Documents or any such other document, instrument or agreement or any invalidity or unenforceability, in whole or in part, of the same; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Borrower or the other Underlying Companies, or any action taken with respect to this Agreement by any trustee or receiver or by any court, in any such proceeding; whether or not Borrower or the other Underlying Companies shall have notice or knowledge of any of the foregoing.

     10. Further Assurances. Borrower at its expense will execute, acknowledge and deliver all such instruments and take all such action as Lender from time to time may reasonably request in order to further effectuate the purposes of this Agreement and to carry out the terms hereof. In furtherance of the foregoing, Borrower hereby irrevocably appoints Lender as its attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Lender's discretion, to execute, acknowledge and deliver all such instruments and take all such actions, including, without limitation, the filing of one or more financing or continuation statements under the Code, to perfect Lender's security interest in the Pledged Interests.

     11. Lender's Exoneration. Under no circumstances shall Lender be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Pledged Interests of any nature or kind (including, without limitation, under any of the Underlying Company's organizational documents and any other agreements or instruments evidencing or relating to the Pledged Interests), or any matter or proceedings arising out of or relating thereto, but the same shall be at Borrower's sole risk at all times, except in connection with acts of gross negligence or willful misconduct as determined in a final judgment of a court of law. Notwithstanding the pledge and security interest granted herein or the exercise by Lender of its rights and remedies hereunder, Borrower shall remain liable and not be released from its obligations under the Underlying Companies' organizational documents and any other agreements or instruments evidencing or relating to the Pledged Interests. Lender shall not be required to take any action of any kind to collect, preserve or protect its or Borrower's rights in the Pledged Interests or against other parties thereto. Lender may exercise any or all of the rights and remedies available to it under this Agreement, the other Loan Documents and applicable law in any order, manner or combination which Lender shall determine, and therefore Lender shall not be required to exercise its rights or remedies with respect to any part or all of the Pledged Interests prior to making any demand, or instituting any suit or proceeding for payment or collection of the Obligations.

     12. No Waiver, Etc. Lender may exercise its rights with respect to the Pledged Interests without resorting or regard to other collateral or sources of reimbursement. Lender shall not be deemed to have waived any of its rights upon or under the Obligations or the Pledged Interests unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right under this Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender on the Obligations or the Pledged


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Interests, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised separately or concurrently.

     13. Termination. At such time as the Obligations have been paid in full, this Agreement shall terminate and Lender, at the expense of Borrower, will duly assign, transfer and deliver to Borrower, or its successors or assigns, as the case may be, such of the Pledged Interests and the certificates representing such interests as have not theretofore been sold or otherwise applied or released pursuant to this Agreement.

     14. Miscellaneous.

          14.1 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns whether or not an express assignment of rights hereunder is made. No other person shall acquire or have any right under or by virtue of this Agreement.

          14.2 Provisions to Survive. All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of the Loan Documents and shall continue until payment in full of the Obligations.

          14.3 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement or any other Loan Document in its entirety or under particular circumstances shall not affect the validity or enforceability of such provisions under different circumstances or the validity or enforceability of any other provision.

          14.4 Amendments. This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

          14.5 Execution and Counterparts; Facsimile. This Agreement maybe executed in several counterparts, each of which shall be deemed an original enforceable against the signatory thereto and all of which shall constitute one and the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior or contemporaneous agreements and understandings, oral or written, relating to the subject matter hereof. A facsimile of an original signature on any document or instrument, including this Agreement, shall be deemed an original signature for all purposes.

          14.6 Captions. Captions and headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of the provisions hereof.

          14.7 Notices. All notices, certificates or other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when given in the manner set forth in Section 11(g) of the Note.

          14.8 Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Massachusetts without regard to principles of conflicts of laws.


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          14.9 Lender May Perform. If Borrower fails to perform any agreement contained herein, Lender may, without notice to Borrower, perform, or cause performance of, such agreement, and the reasonable expense of Lender incurred in connection therewith shall be payable by Borrower.

          14.10 Powers of Attorney. It is hereby acknowledged that each power of attorney granted hereunder is coupled with an interest. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Lender's discretion, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, in connection with the exercise of the rights and remedies granted to Lender under Section 5 hereof.

          14.11 Revival of Security Interests. To the extent that Borrower makes a payment or other transfer to Lender or Lender receives any payment of Proceeds of the Pledged Interests, which is later invalidated, declared to be a fraudulent transfer or preference, set aside or required to be repaid under any bankruptcy law, other law or equitable principle, Lender's security in the Pledged Interests shall be revived and continue as if the payment, transfer or Proceeds had never been received by Lender.

          14.12 Specific Performance Remedies Cumulative. The parties hereby agree with each other that, in the event of any breach of this Agreement by any party where such breach may cause irreparable harm to any other party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected party or parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.

                        [SIGNATURES APPEAR ON NEXT PAGE]


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and sealed by their duly authorized officers or representatives, all as of the date first above written.

                                        BORROWER:

                                        NORD RESOURCES CORPORATION


                                        By: /s/ Erland A. Anderson
                                            ------------------------------------
                                        Name: Erland A. Anderson
                                        Title: President


                                        LENDER:

                                        REGIMENT CAPITAL III, L.P.

                                        By: Regiment Capital Management, LLC.,
                                        its General Partner

                                        By: Regiment Capital Advisors, LLC,
                                        its Manager


                                        By: /s/ Timothy S. Peterson
                                            ------------------------------------
                                        Name: Timothy S. Peterson
                                        Title: President

                    [Signatures continued from previous page]

                           ACKNOWLEDGEMENT AND CONSENT

By its execution herein below, the undersigned hereby agrees and consents to the terms of this Agreement and acknowledges that upon the occurrence and during the continuance of a Default, that Lender is hereby authorized (i) to exercise any and all rights pursuant to the terms of the Loan Documents and (ii) to receive all Proceeds of the Pledged Interests in accordance with the terms of this Agreement.

COCHISE AGGREGATES & MATERIALS, INC.


By: /s/ Erland Anderson
    ---------------------------------
Name: Erland Anderson
Title: President

                                    EXHIBIT A

                                 Promissory Note

                                    SEE TAB 1

                                   SCHEDULE A

                                Pledged Interests

                                                        Percentage of
                         Type and Class      Size of     Outstanding    Certificate Number
Underlying Company         of Interest      Interest      Interests       (if applicable)
------------------      ----------------   ----------   -------------   ------------------
Cochise Aggregates &    common stock,      100 shares        100%             CA04001
Materials, Inc.         $0.01 par value]

Allied Gold Limited     Common stock       5,097,561           9%
                                           shares

SRL Acquisition No. 1   "B" shares         1 share           2.5%
Limited

                                   SCHEDULE B

                               Form of Assignment

                        ASSIGNMENT OF OWNERSHIP NTERESTS

FOR VALUE RECEIVED, Nord Resources Corporation hereby sells, assigns and transfers unto Regiment Capital III, L.P., all of its [type of interest] in [Underlying Company] standing in its name(s) on the books of said [type of entity] represented by the [Certificates] delivered herewith, and does hereby irrevocably constitute and appoint Regiment Capital III, L.P. attorney to transfer the said interests on the books of said [type of entity] with full power of substitution.

                                        NORD RESOURCES CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:          , 200
       ---------     --

                                   SCHEDULE C

                      Form of Notice to Underlying Company

                                NOTICE OF PLEDGE
                              OF OWNERSHIP INTEREST

TO: _________________ (the "Company")

     The undersigned holds an Ownership Interest in the Company. As used herein, the term "Ownership Interest" shall include any and all [type of interest] and any other equity interests in the Company now owned or hereafter acquired by the undersigned.

     The undersigned hereby instructs you to register the pledge of such Ownership Interest to Regiment Capital III, L.P., by causing the following to be noted in your records:

          Nord Resources Corporation shall not sell, assign, transfer or otherwise dispose of any of its Ownership Interest, or create, incur, assume, or suffer to exist any pledge, security interest, mortgage lien or other charge or encumbrance upon or with respect to such Ownership Interest, except as provided under that certain Pledge and Security Agreement dated October 19, 2004, between the undersigned and Regiment Capital ifi, L.P.

     Please indicate your receipt of this Notice and acknowledge that you will abide by any instructions given to you by Regiment Capital ifi, L.P. regarding the disposition of such Ownership Interest without further action by or consent from the undersigned by signing a counterpart of this Notice where indicated below and returning the same to the undersigned.

                                        Very truly yours,

                                        NORD RESOURCES CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


AGREED AND CONSENTED TO:

[Underlying Company]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE D

                            Form of Pledge Amendment

                                PLEDGE AMENDMENT

     This Pledge Amendment, dated _________________, ______ is delivered pursuant to Section 3.11(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 3 of the Pledge Agreement are and continue to be true and correct, as to the interests pledged prior to this Pledge Amendment and as to the interests pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge and Security Agreement, dated as of October 19, 2004, among the undersigned, as Borrower, and Regiment Capital III, L.P., as Lender (as amended, restated, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT"), that the Pledged Interests listed on this Pledge Amendment shall be and become a part of the Pledged Interests referred to in said Pledge Agreement and shall secure all Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any interests not included in the Pledged Interests at the discretion of Lender may not otherwise be pledged by the undersigned to any other Person or otherwise used as security for any obligations other than the Obligations.

                                        NORD RESOURCES CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                     Type and Class    Size of   Percentage of Outstanding
Underlying Company     of Interest    Interest           Interests
------------------   --------------   --------   -------------------------



                                        1